QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1

IMMUNOGEN, INC.

2004 NON-EMPLOYEE DIRECTOR COMPENSATION AND DEFERRED SHARE UNIT PLAN

        WHEREAS, ImmunoGen, Inc. (the "Company") has previously established plans or arrangements pursuant to which Non-Employee Directors of the Company have been compensated for their services as a director of the Company;

        WHEREAS, the Board of Directors of ImmunoGen, Inc. (the "Board") wishes to align director compensation more directly with the shareholders' interest;

        WHEREAS, the Board has determined that it is in the interest of the shareholders to establish a new compensation package that will provide for payment and future annual accruals to the Non-Employee Directors;

        WHEREAS, the Board has determined that it is in the interest of shareholders to allow Non-Employee Directors to defer their annual retainer and all or part of their annual meeting fees into an account hereunder;

        WHEREAS, the Board of Directors has now determined the terms and conditions of the ImmunoGen, Inc. 2004 Non-Employee Director Compensation and Deferred Share Unit Plan (the "Plan") and wishes to formally establish the Plan;

        NOW, THEREFORE, the Company through this instrument establishes the ImmunoGen, Inc. 2004 Non-Employee Director Compensation and Deferred Share Unit Plan, as follows:

Section 1    Interpretation

1.1   Purposes

        The purposes of the Plan are:

  (a)
  to compensate Non-Employee Directors for their services to the Company;

  (b)
  to facilitate holdings of Deferred Share Units by the Company's Non-Employee Directors and thereby align their interests more closely with those of the Company's shareholders; and

  (c)
  to provide a financial incentive that will help the Company to attract and retain highly qualified individuals to serve as Non-Employee Directors of the Company.

1.2   Definitions

        Wherever used in the Plan, unless otherwise defined, the following terms shall have the meanings set forth below:

  (a)
  "Affiliate" means a subsidiary, division or affiliate of the Company, as determined in accordance with Section 414(b), (c) or (m) of the Code;

  (b)
  "Annual Meeting Fees" has the meaning set forth in Section 3.2;

  (c)
  "Annual Retainer" has the meaning set forth in Section 3.1;

  (d)
  "Beneficiary" has the meaning set forth in Section 2.5;

  (e)
  "Board" or "Board of Directors" means those individuals who serve from time to time as the Board of Directors of the Company;

  (f)
  "Code" means the United States Internal Revenue Code of 1986, as amended;

  (g)
  "Committee" means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan, initially the Compensation Committee of the Board;

  (h)
  "Common Stock" means shares of the Company's common stock, $.01 par value per share;

  (i)
  "Company" means ImmunoGen, Inc., a Massachusetts corporation;

  (j)
  "Deferred Share Unit" means a unit credited by the Company to a Non-Employee Director by way of a bookkeeping entry in the books of the Company, the value of which at any particular date shall be the Fair Market Value at that date;

  (k)
  "DSU Account" has the meaning set forth in Section 2.2;

  (l)
  "Election Form" means a document substantially in the form attached as Schedule "A" hereto, as such form may be amended or revised from time to time;

  (m)
  "Fair Market Value" means:

            (1)   If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day on the applicable date;

            (2)   If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date; and

            (3)   If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Committee, in good faith, shall determine with respect to any particular date;

  (n)
  "First Year" means the first 12 month period during which an individual first serves as a Non-Employee Director of the Company commencing after the Effective Date of the Plan. Only individuals elected to serve on the Board who are within their first twelve months of service on or after the Effective Date shall be eligible for First Year credits to their DSU Account under this Plan;

  (o)
  "Fiscal Year" means the twelve month period beginning on July 1 and ending on June 30 of any year;

  (p)
  "Lead Director" means a Non-Employee Director appointed by the Board to such position;

  (q)
  "Lead Director Fees" has the meaning set forth in Section 3.2;

  (r)
  "Non-Employee Director" means a member of the Board of Directors who is not an employee of the Company or any Affiliate of the Company;

  (s)
  "Plan" means this ImmunoGen, Inc. 2004 Non-Employee Director Compensation and Deferred Share Unit Plan, as amended and restated from time to time;

  (t)
  "Plan Year" means the twelve month period beginning on July 1 and ending on June 30 of any year;

  (u)
  "Quarter" means a fiscal quarter of the Company which, until changed by the Company, shall be the three-month periods ending September 30, December 31, March 31 and June 30 in any calendar year;

  (v)
  "Redemption Amount" has the meaning set forth in Section 4.1;

  (w)
  "Redemption Date" has the meaning set forth in Section 4.1;

  (x)
  "Second Year" means that Plan Year, or portion thereof, commencing upon the first anniversary of appointment of a Non-Employee Director and ending on the last day of the Plan Year in which such anniversary occurs. Only individuals eligible to receive First Year credits to their DSU Account under this Plan shall be eligible to receive Second Year credits to their DSU Account under this Plan provided however, that any individual who first became a Non-Employee Director in 2004, shall be entitled to receive Second Year credits even if First Year credits were not received;

  (y)
  "Termination Date" means, with respect to a Non-Employee Director, the date upon which such Non-Employee Director ceases to be a member of the Board for any reason whatsoever, including death or disability; and

  (z)
  "Termination Value" means the Fair Market Value of the Common Stock on the Termination Date.

1.3   Effective Date

        The Plan is effective as of July 1, 2004 (the "Effective Date").

1.4   Eligibility

        Each Non-Employee Director shall be eligible to participate in the Plan.

1.5   Construction

        All references in the Plan to the masculine shall also include the feminine and all references to the singular shall also include the plural and vice versa, as the context shall require. If any provision of the Plan is determined to be illegal or invalid for any reason, in whole or in part, such illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included. Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of the provisions contained herein. A reference to a "Section" means a section of the Plan, unless expressly stated otherwise.

1.6   Governing Law

        The Plan shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

Section 2    Administration of the Plan

2.1   Administration

        The Committee shall have complete discretionary authority and power to (i) construe, interpret and administer the Plan and any agreement or instrument entered into under the Plan, (ii) establish, amend and rescind any rules and regulations relating to the Plan, (iii) make any other determinations that the Committee deems necessary or desirable for the administration of the Plan, including without limitation decisions regarding eligibility to participate and the amount and value of any payment, and (iv) delegate to other persons any duties and responsibilities relating to the administration of the Plan.

The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan in the manner and to the extent the Committee deems, in its sole and absolute discretion, necessary or desirable. No member of the Committee shall be liable for any action or determination made in good faith. Any decision of the Committee with respect to the administration and interpretation of the Plan shall be binding and conclusive for all purposes and on all persons, including the Company, all Non-Employee Directors and any other person claiming an entitlement or benefit through any Non-Employee Director. All expenses of administration of the Plan shall be borne by the Company.

2.2   DSU Accounts

        The Company shall maintain in its books and records an account for each Non-Employee Director (a "DSU Account") recording at all times the number of Deferred Share Units credited to a Non-Employee Director. Upon payment in satisfaction of Deferred Share Units credited to a Non-Employee Director in the manner described herein, such Deferred Share Units shall be cancelled. After the end of each Quarter, the Company shall provide each Non-Employee Director with a written statement showing the balance in such Non-Employee Director's DSU Account as at the end of the applicable Quarter.

2.3   Credit for Dividends on Deferred Share Units

        When and if cash dividends are paid on the Common Stock of the Company, a Non-Employee Director's DSU Account shall be credited with dividend equivalents in the form of additional Deferred Share Units. Such dividend equivalents shall be credited on the dividend payment date and shall be computed by dividing (a) the amount obtained by multiplying the amount of the dividend declared and paid per share of Common Stock by the number of Deferred Share Units credited to the Non-Employee Director's DSU Account on the record date for the payment of such dividend, by (b) the Fair Market Value of the Common Stock on the dividend payment date for such dividend, with fractions of Deferred Share Units so credited computed to four decimal points rounded down.

2.4   Share Adjustments and Reorganizations

        If (a) there is any stock split, stock consolidation, reclassification, recapitalization or similar event affecting the Common Stock, (b) the Common Stock is exchanged in connection with a reorganization, including any merger, amalgamation, consolidation of the Company or similar event, or a sale by the Company of all or substantially all of its assets, for a different number or class of shares or other securities of the Company or for shares or other securities of any other Company, (c) new, different or additional shares or other securities of the Company or of another company are received by holders of the Common Stock, or (d) any distribution is made to the holders of Common Stock (other than a cash dividend), then the Committee shall recommend such adjustments to the Deferred Share Units credited to the Non-Employee Directors under the Plan as the Committee deems appropriate in its sole discretion, provided that, such adjustments shall not take effect until approved by the Board of Directors. Except as provided above, the issuance by the Company of any shares of the Company, or any rights, warrants, options or other securities convertible into or exchangeable for any shares of the Company, shall not affect the number of Deferred Share Units credited pursuant to the terms of the Plan.

2.5   Designation of Beneficiary

        Upon his election or appointment to the Board, subject to applicable law, each Non-Employee Director shall designate an individual as his beneficiary to receive any benefits that are payable under the Plan upon the death of such Non-Employee Director (the "Beneficiary"). The Non-Employee Director may, subject to applicable laws, change his Beneficiary at any time or from time to time.

Where no Beneficiary has been validly designated by the Non-Employee Director, or the Beneficiary does not survive the Non-Employee Director, the Non-Employee Director's legal representative shall be his Beneficiary. In the event of a Non-Employee Director's death, the Beneficiary shall be entitled to exercise the rights of, and receive the benefits payable to, the Non-Employee Director under Section 5.

Section 3    Compensation

3.1   Annual Retainer

        Subject to the other provisions of this Plan, for each Plan Year beginning with the Effective Date, each Non-Employee Director shall have credited to his DSU Account as of the first day his participation in the Plan commences during a Plan Year an amount determined in accordance with this Section 3.1 as an Annual Retainer for his services to the Board. As of the Effective Date, the following shall be credited for Non-Employee Directors as an Annual Retainer:

  (a)
  For the First Year there shall be credited for each new Non-Employee Director Deferred Share Units to his DSU Account. The dollar value of such Deferred Share Units will be established from time to time by the Committee.

  (b)
  For the Second Year there shall be credited for each new Non-Employee Director who received a First Year credit in accordance with the foregoing Deferred Share Units to his DSU Account, which amount shall be pro rated based upon the number of months remaining between the beginning of the Second Year and the end of the Plan Year in which such Second Year falls. The dollar value of such Deferred Share Units will be established from time to time by the Committee.

  (c)
  For existing directors, during each Plan Year, there shall be credited Deferred Share Units to their respective DSU Accounts. The dollar value of such Deferred Share Units will be established from time to time by the Committee. Unless otherwise provided by the Committee, the Annual Retainer credited herein shall be pro rated to reflect the actual number of whole months that the Non-Employee Director has served on the Board during the Plan Year in which such amount is credited.

  (d)
  Non-Employee Directors shall receive an Annual Retainer for any Plan Year only under one of either (a), (b) or (c) above; that is, a Non-Employee Director receiving credits under (a) above during a Plan Year shall not be eligible for credits during that Plan Year under either (b) or (c) above.

  (e)
  All amounts credited as an Annual Retainer in (a) (b) or (c) shall vest ratably in monthly increments at the end of each month after the amount is credited to the DSU Account. Any Non-Employee Director who ceases to be a member of the Board for any reason during a Plan Year shall forfeit any amount credited to the DSU Account that is not, as of the date of such Termination Date, vested in accordance with the terms herein.

  (f)
  Any fractional Deferred Share Unit shall be calculated to four decimal points rounded down. All amounts credited may be subject to such conditions as may be imposed by the Committee at the time it is credited.

3.2   Annual Meeting Fees and Lead Director Fees

        Each Non-Employee Director shall be paid $25,000 per year, or such other amount as may be determined by the Committee from time to time, for attendance at meetings for each Fiscal Year (prorated for any partial Fiscal Year). The Lead Director shall be paid an additional $40,000 per year, or such other amount as may be determined by the Committee from time to time, for the services he performs to fulfill the duties of Lead Director. One-fourth of such payments shall be made to each Non-Employee Director and the Lead Director quarterly for each quarter in which he remains a Non-Employee Director, in arrears. The Company shall schedule six in-person meetings and additional teleconference meetings, as needed. Attendance at meetings is not a prerequisite for payment of Annual Meeting Fees and Lead Director Fees. In addition, each Non-Employee Director shall be compensated for their reasonable expenses incurred for attending meetings and otherwise acting on the Company's behalf. Each Non-Employee Director shall have the right to elect to defer any part or all of the Annual Meeting Fees and Lead Director Fees described herein in the form of Deferred Share Units in an amount equal to the Fair Market Value of Deferred Share Units equal to the amount of cash deferred. Such Deferred Share Units shall be fully vested upon being credited to the individual's DSU Account and the Non-Employee Director's entitlement to the redemption of such Deferred Share Units shall be governed by the terms of this Plan.

3.3   Timing of Election

        Each Non-Employee Director shall, if he chooses to defer Annual Meeting Fees in accordance with Section 3.2 above, within 30 days following either the Effective Date, or his first election or appointment to the Board, if later, in respect of amounts payable during the remainder of such Fiscal Year, and thereafter by June 30 in respect of amounts payable during any subsequent Fiscal Year, complete, sign and deliver an Election Form to the Treasurer of the Company indicating his election for such applicable Fiscal Year. If no timely election has been made, then the individual shall be deemed to have elected to receive his Annual Meeting Fees in cash. Notwithstanding the foregoing, an election (or non-election) made pursuant to this Section 3.3 shall remain in effect for subsequent Fiscal Years until it is changed by the completion, signature and delivery to the Treasurer of the Company of a new Election Form, in accordance with the terms of the Plan.

Section 4    Redemption of DSUs

4.1   Redemption Process

        Upon any termination of a Non-Employee Director, the Company shall redeem all fully vested Deferred Share Units credited to the DSU Account of such Non-Employee Director. The Company shall pay to the relevant Non-Employee Director by check within five business days of the Termination Date (the "Redemption Date") the amount (the "Redemption Amount") which shall be obtained by multiplying (a) the number of Deferred Share Units to be redeemed by (b) the Termination Value, less any applicable withholding or similar taxes, and shall be fully discharged in so doing and such Deferred Share Units shall, as provided for in Section 2.2, be cancelled.

Section 5    General

5.1   Unfunded Plan

        The Plan is designed to be an unfunded arrangement. It is specifically recognized by both the Company and any Non-Employee Director that this Plan is only a general corporate commitment and that each Participant must rely upon the general credit of the Company for the fulfillment of its obligations. Under all circumstances the rights of participants in this Plan to any asset held by the Company will be no greater than the rights expressed in this Plan. Nothing contained in this Plan will constitute a guarantee by the Company that the assets of the Company will be sufficient to pay any benefits under this Plan or would place the participant in a secured position ahead of general creditors of the Company. The Plan will not create any lien, claim, encumbrance, right, title or other interest of any kind whatsoever in any participant in any asset held by the Company. No specific assets of the Company have been or will be set aside, or will in any way be transferred to any trust or will be pledged in any way for the performance of the Company's obligations under this Plan which would remove those assets from being subject to the general creditors of the Company.

5.2   Successors and Assigns

        The Plan shall be binding on the Company and its successors and assigns and each Non-Employee Director and his heirs and legal representatives and on any receiver or trustee in bankruptcy or representative of creditors of the Company or Non-Employee Director, as the case may be.

5.3   Amendment or Termination of the Plan

        The Board may amend or terminate the Plan at any time as it deems necessary or appropriate, but no such amendment or termination shall, without the consent of the Non-Employee Director or unless required by law, adversely affect the rights of a Non-Employee Director with respect to vested Deferred Share Units to which the Non-Employee Director is then entitled under the Plan.

        If the Board terminates the Plan, no additional Deferred Share Units will be credited to the DSU Account of a Non-Employee Director after the effective date of such termination, but previously credited Deferred Share Units shall remain outstanding, be entitled to dividend equivalents as provided under the Plan, and be paid in accordance with the terms and conditions of the Plan existing at the time of termination. The Plan will finally terminate for all purposes when the last remaining Non-Employee Director receives payment of all Deferred Share Units which have been credited to his DSU Account.

5.4   Applicable Trading Policies

        The Committee and each Non-Employee Director will ensure that all actions taken and decisions made by the Committee or the Non-Employee Director, as the case may be, pursuant to the Plan comply with all applicable laws, including securities and income tax laws, and all applicable policies, guidelines or similar requirements of the Company relating to conflicts of interest, business and ethical conduct.

5.5   Limitations on Rights of Non-Employee Directors

  (a)
  Except as specifically set out in the Plan, no Non-Employee Director or any other person shall have any claim or right to any cash or other benefit in respect of Deferred Share Units credited pursuant to the Plan.

  (b)
  Any and all of the rights of the Non-Employee Directors respecting Deferred Share Units or other benefits under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution, nor shall they be pledged, encumbered or charged, and any attempt to do so shall be void.

  (c)
  Neither the Plan nor any award hereunder shall be construed as conferring upon a Non-Employee Director a right to be retained as a member of the Board or a claim or right to any future awards or other benefits under the Plan.

  (d)
  Under no circumstances shall Deferred Share Units be considered Common Stock of the Company nor shall they entitle any Non-Employee Director or other person to exercise any voting rights or any other rights attaching to the ownership of Common Stock, nor shall any Non-Employee Director or other person be considered the owner of Common Stock by virtue of this Plan.

  (e)
  Any liability of the Company to any Non-Employee Director with respect to receipt of Deferred Share Units shall be based solely upon contractual obligations created by the Plan.

    Neither the Committee nor the Board shall be liable for any actions taken in accordance with the terms of the Plan.

5.6   Compliance with Law

        The obligations of the Company with respect to the delivery of Deferred Share Units pursuant to the terms of the Plan are subject to compliance with all applicable laws and regulations. In connection with the Plan, each Non-Employee Director shall comply with all applicable laws and regulations and shall furnish the Company with any and all information and undertakings as may be required to ensure compliance therewith.

5.7   Applicable Taxes and Deductions

        The Company shall be authorized to deduct from any amount paid or credited hereunder such taxes and other amounts as may be required by applicable law or regulation in such manner as it determines appropriate.

        IN WITNESS WHEREOF, the Company has executed this document on this 25th day of June 2004, as authorized by the Board of Directors of the Company.

IMMUNOGEN, INC.
By:	/s/ VIRGINIA A. LAVERY Virginia A. Lavery Treasurer

SCHEDULE A

IMMUNOGEN, INC.

2004 NON-EMPLOYEE DIRECTOR COMPENSATION

AND DEFERRED SHARE UNIT PLAN

FISCAL YEAR 2005 INDIVIDUAL ELECTION FORM

        The undersigned hereby confirms that I have read, and agree to abide by, the terms of the ImmunoGen, Inc. 2004 Non-Employee Director Compensation and Deferred Share Unit Plan (the "Plan"). I understand that I am required to make annual elections in accordance with the terms of the Plan. In accordance with those terms, I make the following elections with respect to any compensation to be earned by me as a Non-Employee Director in Fiscal Year 200e:

  Annual Meeting Fee Election.    I may elect to receive all of such compensation in cash, Deferred Stock Units or a combination thereof.

    Accordingly, I elect to receive my Annual Meeting Fees as follows:

1.	% in Cash
2.	% in Deferred Stock Units
100% Total

I understand that by electing Deferred Stock Units as described in the Plan, I have agreed to defer the payment of any proceeds from such Deferred Stock Units until such time as my services as a Non-Employee Director of ImmunoGen, Inc. are terminated and that the Deferred Stock Units shall remain part of the general assets of ImmunoGen, Inc. until I receive payment of the same.

Print Name
Signature

QuickLinks

  Exhibit 10.1
2004 NON-EMPLOYEE DIRECTOR COMPENSATION AND DEFERRED SHARE UNIT PLAN